UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	May 24, 2005

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2005, the operating partnership of the Registrant, Berkshire Income Realty – OP, L.P., entered into a purchase and sale agreement to purchase 100% of the fee simple interest of Lake Ridge Apartments, a 282 unit multifamily apartment community located in Hampton, Virginia, from Lake Ridge Apartments, LLC (the “Seller”). The Seller is an unaffiliated third party. The purchase price is $34,200,000, and is subject to normal operating prorations and adjustments as provided for in the purchase and sale agreement.

The purchase and sale agreement provides for an inspection period, during which the Registrant, upon reasonable notice to the Seller, may enter the property to perform due diligence activities. The inspection period ends thirty days after the date of execution of the purchase and sale agreement, or June 23, 2005. The purchase and sale agreement also contains a right of termination, which provides the Registrant the option to terminate the agreement in its sole discretion. The termination right expires contemporaneously with the expiration of the inspection period. The purchase and sale agreement calls for a closing on the sale of the property to take place on or before June 30, 2005. The agreement requires the Registrant to indemnify the Seller from any and all liabilities, claims, costs and expenses arising out of the Registrant’s entry onto the property upon exercise of its right of inspection during the inspection period.

On May 26, 2005, the operating partnership of the Registrant, Berkshire Income Realty – OP, L.P., through its subsidiary, McNab KC 3 Limited Partnership, entered into a purchase and sale agreement to sell 100% of the fee simple interest of The Windward Lakes Apartments, a 276 unit multifamily apartment community located in Pompano, Florida, to Bay Pompano Beach, LLC (the “Buyer”). The Buyer is an unaffiliated third party. The sale price is $34,725,000, and is subject to normal operating prorations and adjustments as provided for in the purchase and sale agreement.

The purchase and sale agreement provides for an inspection period, during which the Buyer, upon reasonable notice to the Registrant, may enter the property to perform due diligence activities. The inspection period ends May 31, 2005. The purchase and sale agreement also contains a right of termination, which provides the Buyer the option to terminate the agreement in its sole discretion. The termination right expires contemporaneously with the expiration of the inspection period. The purchase and sale agreement calls for a closing on the sale of the property to take place on or before June 22, 2005. The agreement requires the Buyer to indemnify the Registrant from any and all liabilities, claims, costs and expenses arising out of the Buyer’s entry onto the property upon exercise of its right of inspection during the inspection period.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1	Purchase and Sale Agreement between Berkshire Income Realty – OP, L.P. and Lake Ridge Apartments, LLC dated May 24, 2005.
Exhibit 10.2	Purchase and Sale Agreement between McNab KC 3 Limited Partnership and Bay Pompano Beach, LLC dated May 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: May 31, 2005	/s/ Christopher M. Nichols
Name: Christopher M. Nichols
Title: Chief Accounting Officer